Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

Clare Trachtman, (224) 948-3085

BAXTER REPORTS FOURTH QUARTER 2013 FINANCIAL RESULTS

IN LINE WITH EXPECTATIONS

Sales Growth of 16 Percent Driven by Strong Demand for Hemophilia

Therapies, Medical Products & Gambro Acquisition

Company Provides 2014 Financial Outlook,

Advances New Product Pipeline & Collaborations

DEERFIELD, Ill., January 23, 2014 — Baxter International Inc. (NYSE:BAX) today announced financial results for the fourth quarter of 2013, and provided its financial outlook for the first quarter and full-year 2014.

For the fourth quarter, Baxter reported net income of $326 million and earnings per diluted share of $0.59, compared to net income of $494 million and earnings per diluted share of $0.89 in the same period last year. These results include after-tax special items totaling $366 million (or $0.67 per diluted share), primarily for costs associated with Baxter’s acquisition of Gambro, business optimization programs and recent collaborations with Coherus Biosciences and Cell Therapeutics, Inc. Fourth quarter 2012 results included after-tax special items of $206 million (or $0.37 per diluted share).

On an adjusted basis, excluding special items, Baxter’s net income totaled $692 million, or $1.26 per diluted share, in line with the company’s previously-issued earnings guidance.

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BAXTER REPORTS 4th QUARTER FINANCIAL RESULTS — Page  2

Worldwide sales totaled $4.4 billion and increased 16 percent from prior-year levels. Excluding the contribution of Gambro revenues in the quarter, Baxter’s sales increased 5 percent to $4.0 billion (or 6 percent excluding the impact of foreign currency). Sales within the United States totaled $1.8 billion and advanced 13 percent, and international sales of $2.6 billion increased 19 percent (or 20 percent excluding the impact of foreign currency).

BioScience revenues of $1.8 billion grew 5 percent from the prior-year period (or 6 percent excluding the impact of foreign currency), driven primarily by double-digit growth and solid demand for the company’s hemophilia therapies, including ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] and FEIBA (an inhibitor therapy) in the United States and Europe, as well as for biosurgery products.

Medical Products sales of $2.6 billion increased 25 percent from the prior-year period (or 27 percent excluding the impact of foreign currency), and included revenues associated with the Gambro acquisition of $413 million. Excluding foreign currency and the contribution from the acquisition, Medical Products sales grew 7 percent, driven by strong growth across the entire business portfolio.

Full-Year Results

Baxter’s net income totaled $2.0 billion, or $3.66 per diluted share in 2013. Excluding special items, Baxter’s adjusted net income increased 2 percent to $2.6 billion, and earnings per diluted share of $4.67 advanced 3 percent.

Baxter’s worldwide sales in 2013 totaled $15.3 billion and rose 8 percent. Excluding revenues of $513 million associated with the Gambro acquisition,

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Baxter’s revenues increased 4 percent to $14.7 billion. BioScience sales of $6.6 billion advanced 5 percent (or 6 percent excluding the impact of foreign currency), while Medical Products sales of $8.7 billion grew 9 percent from the prior-year period. Excluding revenues associated with the Gambro acquisition, Medical Products sales increased 3 percent (or 4 percent excluding the impact of foreign currency) on a full-year basis.

During 2013, Baxter generated cash flows from operations of approximately $3.2 billion and returned significant value to shareholders. Baxter returned more than $1.9 billion to shareholders during the year, through share repurchases of $913 million (or approximately 13 million shares) and dividends totaling more than $1.0 billion, reflecting a 27 percent increase in dividend payments versus the prior year.

“We continue to meet our financial objectives while navigating a challenging and complex macro-environment,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “We remain focused on the company’s strategic priorities of advancing the new product pipeline, investing in future growth opportunities, and strengthening our operational execution, which will result in enhanced value for patients, healthcare providers and shareholders.”

2013 Highlights

In 2013, Baxter continued to transform its new product pipeline into a robust portfolio of products and therapies that improve the quality of care and address key, high-potential areas of unmet medical need, while also expanding its business portfolio. This is evidenced by:

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•	Increased spending in research and development by 8 percent, investing more than $1.2 billion for both internal programs and new collaborations, a record level for the company.

•

Achieving a number of clinical and regulatory milestones, including the progression of several key programs into late stage clinical trials; completion of regulatory submissions for new hemophilia and immune globulin products; and approval of an array of new indications and treatments for end-stage renal disease and hemophilia, as well as immune globulin, biosurgery and parenteral nutrition products.

•	Establishing several collaborations that leverage Baxter’s proven expertise and extend the company’s pipeline in new therapeutic areas including hematology, oncology and immunology.

•

Enhancing Baxter’s global leadership in renal therapies with the acquisition of Gambro AB, providing the company with a comprehensive product and therapies portfolio to meet the needs of patients, as well as a number of long-term growth opportunities.

“We are building upon the proven expertise and leadership we have across a number of therapeutic areas by capitalizing on our significant global presence and differentiated brands, pursuing innovation and establishing a robust new product pipeline, and improving access and standards of care around the world while enhancing patient outcomes,” said Parkinson.

Fourth Quarter Highlights

Momentum accelerated in the fourth quarter as Baxter advanced its late-stage pipeline with a number of regulatory filings, product approvals, and collaborations. Highlights include:

•

Submission of an amended biologics license application (BLA) to the United States Food and Drug Administration (FDA) to re-initiate the review process for approval of HyQvia [Immune Globulin Infusion 10% (human) with Recombinant Human Hyaluronidase], a subcutaneous infusion for the treatment of adult patients with primary immunodeficiency (PI). HyQvia

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was approved and then launched in a number of European countries in the second half of 2013.

•

Conclusion of enrollment in the Phase III clinical trial of BAX 855, an investigational extended half-life, recombinant factor VIII (rFVIII) treatment for hemophilia A. The ongoing trial is aimed at assessing the efficacy of the compound in reducing annualized bleed rates (ABR) in both prophylaxis and on-demand treatment schedules, and will also evaluate its safety and pharmacokinetic profile. BAX 855 was designed based on the full-length ADVATE [Antihemophilic Factor (Recombinant) Plasma/Albumin-Free Method] molecule, and modified with PEGylation technology designed to extend its duration of activity in the body. To date, no inhibitors or safety issues have been reported in the study.

•

BLA submission to the FDA for the approval of OBI-1, a recombinant antihemophilic porcine sequence factor VIII, in patients with acquired hemophilia A. OBI-1 has been granted orphan-drug designation by the FDA, and the application has also been granted a priority review, which is intended to expedite the review process of drug candidates with the potential to fulfill an unmet medical need.

•

Submission of an application to the FDA for a pediatric indication for RIXUBIS [Coagulation Factor IX (Recombinant)] to treat hemophilia B. The company has also submitted a marketing authorization application (MAA) for the treatment of patients of all ages in Japan and to the European Medicines Agency (EMA). RIXUBIS was approved in the United States for adults with hemophilia B earlier in 2013.

•

FDA approval of Baxter’s FEIBA [Anti-Inhibitor Coagulant Complex], the first and only treatment in the U.S. for routine prophylaxis to prevent or reduce the frequency of bleeding episodes in patients with hemophilia A or B who have developed inhibitors. The presence of an inhibitor makes response to treatment more challenging, and patients with inhibitors have an increased risk of developing complications. In clinical trials, FEIBA prophylactic regimen showed a 72 percent reduction in median annual bleed rate (ABR) compared to treatment with an on-demand regimen. FEIBA is approved in more than 60 countries worldwide and is indicated for prophylaxis in more than 40 countries.

•

CE marking in Europe for the VIVIA hemodialysis (HD) system, designed to deliver more frequent, extended duration, short daily or nocturnal home HD therapy, known as High Dose HD therapy. VIVIA is designed with the potential to deliver enhanced clinical outcomes and greater patient convenience, and provides a number of unique safety features, wireless connectivity, an integrated water system and extended-use consumables. Baxter will introduce VIVIA in a limited number of European dialysis clinics in 2014 and expand the launch to other European countries in 2015.

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•

Execution of an exclusive worldwide licensing agreement with Cell Therapeutics, Inc. (CTI), to develop and commercialize pacritinib, a novel investigational JAK2/FLT3 inhibitor with activity against genetic mutations linked to myelofibrosis, leukemia and certain solid tumors. Pacritinib is currently in Phase III development for patients with myelofibrosis, a chronic malignant bone marrow disorder. Under the terms of the agreement, Baxter gains exclusive commercialization rights for all indications for pacritinib outside the United States and Baxter and CTI will jointly commercialize pacritinib in the United States.

Outlook for First Quarter and Full-Year 2014

Baxter also announced today its outlook for the first quarter and full-year 2014. Baxter expects sales growth for full-year 2014 of 9 to 10 percent, before the impact of foreign exchange. Also, for the full year, Baxter expects earnings, before special items, of $5.05 to $5.25 per diluted share and cash flows from operations of approximately $3.5 billion.

The 2014 earnings guidance excludes approximately $0.25 per diluted share of intangible asset amortization expense. Reconciling for the inclusion of intangible asset amortization results in GAAP (Generally Accepted Accounting Principles) earnings of $4.80 to $5.00 per diluted share, before other special items. Historical financial results (restated for the exclusion of intangible amortization) are available on the Investor Relations page of Baxter’s website at www.baxter.com.

For the first quarter of 2014, the company expects sales growth of approximately 13 to 14 percent, excluding the impact of foreign currency. Baxter expects earnings, before special items, of $1.06 to $1.09 per diluted share in the first quarter (or GAAP earnings of $1.00 to $1.03 per diluted share including approximately $0.06 per diluted share of intangible asset amortization expense).

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A webcast of Baxter’s fourth quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on January 23, 2014. Please visit www.baxter.com for more information regarding this and future investor events and webcasts.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

This release includes forward-looking statements concerning the company’s financial results, business development activities, R&D pipeline and outlook for 2014. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; future actions of governmental authorities and other third parties as U.S. healthcare reform legislation and other austerity measures are implemented globally; additional legislation, regulation and other governmental pressures, which may affect pricing, taxation, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; product development risks, including satisfactory clinical performance; the company’s ability to realize the anticipated benefits from its business development and R&D activities, including the ability to successfully integrate the Gambro acquisition; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on

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Baxter and its customers, including foreign governments in certain countries in which the company operates; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended December 31, 2013 and 2012

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2013		2012		Change

NET SALES	$ 4,368		$ 3,753		16%

COST OF SALES	2,414		1,848		31%

GROSS MARGIN	1,954		1,905		3%

% of Net Sales	44.7%		50.8%		(6.1 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	1,064		1,040		2%
% of Net Sales	24.4%		27.7%		(3.3 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	437		291		50%
% of Net Sales	10.0%		7.8%		2.2 pts

NET INTEREST EXPENSE	41		22		86%

OTHER INCOME, NET	(19)		(22)		N/M

PRE-TAX INCOME	431		574		(25%	)

INCOME TAX EXPENSE	105		80		31%

% of Pre-Tax Income	24.4%		13.9%		10.5 pts

NET INCOME	$ 326		$ 494		(34%	)

BASIC EPS	$ 0.60		$ 0.90		(33%	)

DILUTED EPS	$ 0.59		$ 0.89		(34%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	543		548
Diluted	548		555

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 902	A	$ 894	A	1%

ADJUSTED NET INCOME (excluding special items)	$ 692	A	$ 700	A	(1%	)

ADJUSTED DILUTED EPS (excluding special items)	$ 1.26	A	$ 1.26	A	0%

A	Refer to page 10 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended December 31, 2013 and 2012

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended December 31, 2013 and 2012 included special items which impacted the GAAP measures as follows:

	Three Months Ended December 31,
	2013	2012	Change

Gross Margin	$ 1,954	$ 1,905	3%
Gambro acquisition and integration items [1]	47	—
Business optimization items [2]	145	62
Product-related items [3]	17	—

Adjusted Gross Margin	$ 2,163	$ 1,967	10%

% of Net Sales	49.5%	52.4%	(2.9 pts	)

Marketing and Administrative Expenses	$ 1,064	$ 1,040	2%
Gambro acquisition and integration items [1]	(42)	—
Business optimization items [2]	(82)	(60)
Pension settlement items [5]	—	(170)

Adjusted Marketing and Administrative Expenses	$ 940	$ 810	16%

% of Net Sales	21.5%	21.6%	(0.1 pts	)

Research and Development Expenses	$ 437	$ 291	50%
Business development items [4]	(78)	—
Business optimization items [2]	(55)	(28)

Adjusted Research and Development Expenses	$ 304	$ 263	16%

% of Net Sales	7.0%	7.0%	0 pts

Other Income, Net	$ (19)	$ (22)	N/M
Gambro acquisition and integration items [1]	(5)	—

Adjusted Other Income, Net	$ (24)	$ (22)	N/M

Pre-Tax Income	$ 431	$ 574	(25%	)
Impact of special items	471	320

Adjusted Pre-Tax Income	$ 902	$ 894	1%

Income Tax Expense	$ 105	$ 80	31%
Impact of special items	105	114

Adjusted Income Tax Expense	$ 210	$ 194	8%

% of Adjusted Pre-Tax Income	23.3%	21.7%	1.6 pts

Net Income	$ 326	$ 494	(34%	)
Impact of special items	366	206

Adjusted Net Income	$ 692	$ 700	(1%	)

Diluted EPS	$ 0.59	$ 0.89	(34%	)
Impact of special items	0.67	0.37

Adjusted Diluted EPS	$ 1.26	$ 1.26	0%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	548	555

[1]

Cost of sales, marketing and administrative expenses and other income, net in 2013 included total charges of $94 million ($79 million, or $0.14 per diluted share, on an after-tax basis) principally related to the acquisition and integration of Gambro AB (Gambro).

[2]

The company undertook business optimization initiatives resulting in charges totaling $282 million ($212 million, or $0.39 per diluted share, on an after-tax basis) and $150 million ($101 million, or $0.18 per diluted share, on an after-tax basis) in 2013 and 2012, respectively.

[3]

Cost of sales in 2013 included total charges of $17 million ($10 million, or $0.02 per diluted share, on an after-tax basis) principally related to remediation efforts associated with modifications to the SIGMA Spectrum Infusion Pump in conjunction with re-filing for 510(k) clearance.

[4]

The company incurred business development charges in 2013 totaling $78 million ($65 million, or $0.12 per diluted share, on an after-tax basis) which related to R&D charges of $45 million associated with the company’s collaboration with Coherus Biosciences, Inc. (Coherus) and $33 million associated with the company’s collaboration with Cell Therapeutics, Inc. (Cell Therapeutics).

[5]

Marketing and administrative expenses in 2012 included a charge totaling $170 million ($105 million, or $0.19 per diluted share, on an after-tax basis) primarily related to the settlement of certain pension obligations in the United States.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Twelve Months Ended December 31, 2013 and 2012

(unaudited)

(in millions, except per share and percentage data)

	Twelve Months Ended December 31,
	2013		2012		Change

NET SALES	$ 15,259		$ 14,190		8%

COST OF SALES	7,664		6,889		11%

GROSS MARGIN	7,595		7,301		4%

% of Net Sales	49.8%		51.5%		(1.7 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	3,681		3,324		11%
% of Net Sales	24.1%		23.4%		0.7 pts

RESEARCH AND DEVELOPMENT EXPENSES	1,246		1,156		8%
% of Net Sales	8.2%		8.1%		0.1 pts

NET INTEREST EXPENSE	128		87		47%

OTHER INCOME, NET	(9)		(155)		N/M

PRE-TAX INCOME	2,549		2,889		(12%	)

INCOME TAX EXPENSE	537		563		(5%	)

% of Pre-Tax Income	21.1%		19.5%		1.6 pts

NET INCOME	$ 2,012		$ 2,326		(13%	)

BASIC EPS	$ 3.70		$ 4.22		(12%	)

DILUTED EPS	$ 3.66		$ 4.18		(12%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	543		551
Diluted	549		556

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 3,293	A	$ 3,223	A	2%

ADJUSTED NET INCOME (excluding special items)	$ 2,567	A	$ 2,516	A	2%

ADJUSTED DILUTED EPS (excluding special items)	$ 4.67	A	$ 4.53	A	3%

A	Refer to page 12 for a description of the adjustments and a reconciliation to GAAP measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Twelve Months Ended December 31, 2013 and 2012

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the twelve months ended December 31, 2013 and 2012 included special items which impacted the GAAP measures as follows:

	Twelve Months Ended December 31,
	2013	2012	Change

Gross Margin	$ 7,595	$ 7,301	4%
Gambro acquisition and integration items [1]	62	—
Currency-related items [2]	1	—
Business optimization items [3]	125	62
Product-related items [4]	17	—
Business development items [6]	—	6
Reserve adjustments [7]	—	(23)

Adjusted Gross Margin	$ 7,800	$ 7,346	6%

% of Net Sales	51.1%	51.8%	(0.7 pts	)

Marketing and Administrative Expenses	$ 3,681	$ 3,324	11%
Gambro acquisition and integration items [1]	(115)	—
Business optimization items [3]	(82)	(60)
Tax and legal reserves [5]	(124)	—
Business development items [6]	—	(9)
Pension settlement items [8]	—	(170)

Adjusted Marketing and Administrative Expenses	$ 3,360	$ 3,085	9%

% of Net Sales	22.0%	21.7%	0.3 pts

Research and Development Expenses	$ 1,246	$ 1,156	8%
Business optimization items [3]	(73)	(28)
Business development items [6]	(103)	(113)

Adjusted Research and Development Expenses	$ 1,070	$ 1,015	5%

% of Net Sales	7.0%	7.2%	(0.2 pts	)

Other Income, Net	$ (9)	$ (155)	N/M
Gambro acquisition and integration items [1]	(15)	—
Currency-related items [2]	(62)	—
Tax and legal reserves [5]	35	—
Reserve adjustments [7]	—	91

Adjusted Other Income, Net	$ (51)	$ (64)	N/M

Pre-Tax Income	$ 2,549	$ 2,889	(12%	)
Impact of special items	744	334

Adjusted Pre-Tax Income	$ 3,293	$ 3,223	2%

Income Tax Expense	$ 537	$ 563	(5%	)
Impact of special items	189	144

Adjusted Income Tax Expense	$ 726	$ 707	3%

% of Adjusted Pre-Tax Income	22.0%	21.9%	0.1 pts

Net Income	$ 2,012	$ 2,326	(13%	)
Impact of special items	555	190

Adjusted Net Income	$ 2,567	$ 2,516	2%

Diluted EPS	$ 3.66	$ 4.18	(12%	)
Impact of special items	1.01	0.35

Adjusted Diluted EPS	$ 4.67	$ 4.53	3%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	549	556

BAXTER — PAGE  13

[1]

Cost of sales, marketing and administrative expenses and other income, net in 2013 included total charges of $192 million ($157 million, or $0.28 per diluted share, on an after-tax basis) principally related to the acquisition and integration of Gambro.

[2]

Cost of sales and other income, net in 2013 included a charge of $11 million ($7 million, or $0.01 per diluted share, on an after-tax basis) related to the Venezuelan currency devaluation announced by the government of Venezuela in February 2013. Additionally, other income, net in 2013 included a net loss of $52 million ($33 million, or $0.06 per diluted share, on an after-tax basis) principally related to the company’s derivative instruments used to hedge the anticipated foreign currency cash outflows for the Gambro acquisition.

[3]

The company undertook business optimization initiatives resulting in a net charge of $280 million ($212 million, or $0.39 per diluted share, on an after-tax basis) in 2013, which included a net benefit of $2 million in the second quarter of 2013 associated with a benefit of $20 million related to an adjustment to a previous business optimization reserve and a charge of $18 million primarily related to the discontinuation of the company’s Alzheimer’s disease program. In 2012, the company had charges totaling $150 million ($101 million, or $0.18 per diluted share, on an after-tax basis) related to business optimization initiatives.

[4]

Cost of sales in 2013 included total charges of $17 million ($10 million, or $0.02 per diluted share, on an after-tax basis) principally related to remediation efforts associated with modifications to the SIGMA Spectrum Infusion Pump in conjunction with re-filing for 510(k) clearance.

[5]

Marketing and administrative expenses in 2013 included charges totaling $124 million ($95 million, or $0.17 per diluted share, on an after-tax basis) related to tax and legal reserves associated with VAT matters in Turkey and existing class-action and other related litigation, including litigation fees. Income tax expense in 2013 included a net benefit of $6 million ($0.01 per diluted share) related to uncertain tax positions in Switzerland and Turkey. Other income, net in 2013 included the offsetting impact of $35 million ($0.06 per diluted share) in noncontrolling interest for the VAT and tax items above associated with the company’s non-wholly owned subsidiary in Turkey.

[6]

The company incurred business development charges in 2013 totaling $103 million ($82 million, or $0.15 per diluted share, on an after-tax basis) which related to R&D charges of $45 million associated with the company’s collaboration with Coherus, $33 million associated with the company’s collaboration with Cell Therapeutics, and $25 million related to the company’s collaboration agreement with JW Holdings. In 2012, the company incurred business development charges totaling $128 million ($102 million, or $0.19 per diluted share, on an after-tax basis) which principally related to R&D charges of $33 million associated with the company’s global collaboration with Momenta Pharmaceuticals, Inc. (Momenta), $30 million associated with the company’s global collaboration with Chatham Therapeutics, LLC (Chatham), and $50 million associated with the company’s licensing agreement with Onconova.

[7]

Cost of sales in 2012 included a net benefit of $23 million ($27 million, or $0.05 per diluted share, on an after-tax basis) primarily related to an adjustment to the COLLEAGUE infusion pump reserves as the company substantially completed its recall activities in the United States. Other income, net in 2012 included a benefit of $91 million, or $0.16 per diluted share, consisting of gains of $53 million and $38 million for the reduction of certain contingent payment liabilities related to the prior acquisitions of Prism Pharmaceuticals, Inc. and ApaTech Limited, respectively, for which there was no tax expense recognized.

[8]

Marketing and administrative expenses in 2012 included a charge totaling $170 million ($105 million, or $0.19 per diluted share, on an after-tax basis) primarily related to the settlement of certain pension obligations in the United States.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Reconciliation of GAAP to Non-GAAP Measures - Adjusted Results Excluding Amortization Expense 1

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended				Twelve Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013
Gross Margin	$ 1,756	$ 1,939	$ 1,946	$ 1,954	$ 7,595
Impact of special items	1	(20)	15	209	205

Adjusted Gross Margin	$ 1,757	$ 1,919	$ 1,961	$ 2,163	$ 7,800

Intangible asset amortization expense	25	25	34	46	130

Adjusted Gross Margin, excluding amortization expense	$ 1,782	$ 1,944	$ 1,995	$ 2,209	$ 7,930

Pre-Tax Income	$ 693	$ 743	$ 682	$ 431	$ 2,549
Impact of special items	45	76	152	471	744

Adjusted Pre-Tax Income	$ 738	$ 819	$ 834	$ 902	$ 3,293

Intangible asset amortization expense	25	25	34	46	130

Adjusted Pre-Tax Income, excluding amortization expense	$ 763	$ 844	$ 868	$ 948	$ 3,423

Income Tax Expense	$ 141	$ 153	$ 138	$ 105	$ 537
Impact of special items	16	27	41	105	189

Adjusted Income Tax Expense	$ 157	$ 180	$ 179	$ 210	$ 726

Intangible asset amortization expense [2]	5	5	7	11	28

Adjusted Income Tax Expense, excluding amortization expense	$ 162	$ 185	$ 186	$ 221	$ 754

% of Adjusted Pre-Tax Income	21.3%	22.0%	21.5%	23.3%	22.0%

Net Income	$ 552	$ 590	$ 544	$ 326	$ 2,012
Impact of special items	29	49	111	366	555

Adjusted Net Income	$ 581	$ 639	$ 655	$ 692	$ 2,567

Intangible asset amortization expense	20	20	27	35	102

Adjusted Net Income, excluding amortization expense	$ 601	$ 659	$ 682	$ 727	$ 2,669

Diluted EPS	$ 1.00	$ 1.07	$ 0.99	$ 0.59	$ 3.66
Impact of special items	0.05	0.09	0.20	0.67	1.01

Adjusted Diluted EPS	$ 1.05	$ 1.16	$ 1.19	$ 1.26	$ 4.67

Intangible asset amortization expense	0.04	0.04	0.05	0.06	0.19

Adjusted Diluted EPS, excluding amortization expense	$ 1.09	$ 1.20	$ 1.24	$ 1.32	$ 4.86

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	551	549	549	548	549

[1]	Reconciliation of historical financial results, on a reported and adjusted basis, to Baxter’s new non-GAAP presentation of adjusted results excluding amortization expense.

[2]	The company’s overall effective tax rate has been used to determine the tax effect of intangible asset amortization expense.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  15

BAXTER INTERNATIONAL INC.

Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013		2012	2013		2012

Net income	$ 326		$ 494	$ 2,012		$ 2,326
Adjustments
Depreciation and amortization	250		178	823		712
Deferred income taxes	(309)		(214)	(224)		(17)
Stock compensation	39		33	150		130
Realized excess tax benefits from stock issued under employee benefit plans	(2)		(10)	(34)		(24)
Business optimization items	282		150	282		150
Other	80		5	82		(42)
Changes in balance sheet items
Accounts and other current receivables, net	(106)		(113)	(36)		(41)
Inventories	101		7	(311)		(129)
Accounts payable and accrued liabilities	405		300	349		18
Business optimization and infusion pump payments	(44)		(57)	(125)		(283)
Other	61		172	230		306

Cash flows from operations	$ 1,083		$ 945	$ 3,198		$ 3,106

Changes in Net Debt
Increase (decrease)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013		2012	2013		2012

Net debt, beginning of period A	$ 6,690		$ 2,756	$ 2,660		$ 2,290

Cash flows from operations	(1,083)		(945)	(3,198)		(3,106)
Capital expenditures	488		399	1,525		1,161
Dividends	266		246	1,023		804
Proceeds from stock issued under employee benefit plans	(38)		(195)	(474)		(488)
Purchases of treasury stock	50		415	913		1,480
Acquisitions and investments	79		20	3,851		605
Sales of investments and other investing activities	—		(21)	(14)		(107)
Payment of assumed Gambro debt	—		—	221		—
Other, including the effect of exchange rate changes	(19)		(15)	(74)		21
(Decrease) increase in net debt	(257)		(96)	3,773		370

Net debt, December 31 A	$ 6,433		$ 2,660	$ 6,433		$ 2,660

Key statistics, December 31:
Days sales outstanding	55.9	B	53.3	55.9	B	53.3
Inventory turns	2.7		2.5	2.7		2.5

A	Net debt is a non-GAAP measure, refer to page 16 for a description of net debt and a reconciliation to GAAP measures.

B	Includes the impact from the acquisition of Gambro in September 2013. Excluding Gambro, the company’s days sales outstanding was 52.5 days as of December 31, 2013.

BAXTER — PAGE  16

BAXTER INTERNATIONAL INC.

Total Debt to Net Debt Reconciliation

(unaudited)

($ in millions)

Total Debt to Net Debt Reconciliation A
	December 31,	September 30,	December 31,	September 30,	December 31,
	2013	2013	2012	2012	2011

Short-term debt	$ 181	$ 42	$ 27	$ 16	$ 256
Current maturities of long-term debt and lease obligations	859	372	323	317	190
Long-term debt and lease obligations	8,126	8,652	5,580	5,614	4,749

Total debt	9,166	9,066	5,930	5,947	5,195

Less: Cash and equivalents	(2,733)	(2,376)	(3,270)	(3,191)	(2,905)

Total net debt	$ 6,433	$ 6,690	$ 2,660	$ 2,756	$ 2,290

A

Net debt represents the difference between total debt (defined as short-term debt, current maturities of long-term debt and lease obligations, and long-term debt and lease obligations as presented on the company’s consolidated balance sheets) and cash and equivalents.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  17

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending December 31, 2013 and 2012

(unaudited)

($ in millions)

	Q4 2013	Q4 2012	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2013	YTD 2012	% Growth @ Actual Rates	% Growth @ Constant Rates

BioScience
United States	$ 891	$ 825	8%	8%	$ 3,277	$ 3,087	6%	6%
International	885	862	3%	4%	3,287	3,150	4%	5%
Total BioScience	$1,776	$1,687	5%	6%	$ 6,564	$ 6,237	5%	6%

Medical Products
United States	$ 890	$ 747	19%	19%	$ 3,174	$ 2,969	7%	7%
International	1,702	1,319	29%	31%	5,521	4,984	11%	12%
Total Medical Products [1]	$2,592	$2,066	25%	27%	$ 8,695	$ 7,953	9%	10%

Baxter International Inc.
United States	$1,781	$1,572	13%	13%	$ 6,451	$ 6,056	7%	7%
International	2,587	2,181	19%	20%	8,808	8,134	8%	9%
Total Baxter [1]	$4,368	$3,753	16%	17%	$15,259	$14,190	8%	8%

[1]

Includes Gambro net sales of $413 million in the fourth quarter of 2013 and $513 million since the acquisition of Gambro in September 2013. Medical Products net sales excluding Gambro grew at 5% at actual rates and 7% at constant rates during the fourth quarter of 2013, and grew at 3% at actual rates and 4% at constant rates during the year ended December 31, 2013. Total Baxter net sales grew at 5% at actual rates and 6% at constant rates during the fourth quarter of 2013, and grew at 4% at both actual and constant rates during the year ended December 31, 2013.

BAXTER — PAGE  18

BAXTER INTERNATIONAL INC.

Sales by Franchise 1

Periods Ending December 31, 2013 and 2012

(unaudited)

($ in millions)

	Q4 2013	Q4 2012	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2013	YTD 2012	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Hemophilia [2]	$ 972	$ 887	10%		11%		$ 3,437	$ 3,241	6%		7%
BioTherapeutics [3]	564	571	(1%	)	(2%	)	2,118	2,069	2%		2%
BioSurgery [4]	194	180	8%		7%		717	673	7%		6%
Vaccines [5]	46	49	(6%	)	—%		292	254	15%		18%
Total BioScience	$1,776	$1,687	5%		6%		$ 6,564	$ 6,237	5%		6%

Medical Products
Fluid Systems [6]	$ 819	$ 775	6%		6%		$ 3,106	$ 2,937	6%		6%
Renal [7]	1,099	675	63%		66%		3,089	2,527	22%		24%
Specialty Pharmaceuticals [8]	407	376	8%		8%		1,508	1,475	2%		2%
BioPharma Solutions [9]	267	240	11%		12%		992	1,014	(2%	)	(2%	)
Total Medical Products	$2,592	$2,066	25%		27%		$ 8,695	$ 7,953	9%		10%

Total Baxter	$4,368	$3,753	16%		17%		$15,259	$14,190	8%		8%

[1]

Effective January 1, 2013, Baxter has transitioned to a commercial franchise structure for reporting net sales. Prior period net sales have been reclassified to reflect the new commercial franchise structure. See Notes 2 - 9 below for a description of each commercial franchise.

[2]

Includes sales of recombinant FVIII products (ADVATE and RECOMBINATE) and plasma-derived hemophilia products (primarily FVII, FVIII and FEIBA). Recombinant and plasma-based products were previously reported separately.

[3]

Includes sales of the company’s liquid formulation of the antibody-replacement therapy immunoglobulin product (GAMMAGARD LIQUID) and other plasma-based therapies such as albumin and alpha-1 antitrypsin products. Antibody therapies and plasma-based products were previously reported separately.

[4]	Consists of biological products and delivery devices used for hemostasis, tissue sealing, adhesion reduction and hard tissue regeneration, as well as soft tissue repair and microsurgery products.

[5]	Consists of vaccines for seasonal and pandemic influenza, as well as meningitis C and tick-borne encephalitis.

[6]

Principally includes IV therapies, infusion pumps, administration sets and premixed drugs platforms. IV therapies were previously reported with nutrition products in IV Therapies, and Infusion Systems and Global Injectables were previously reported separately.

[7]

Consists of PD and HD therapies, and includes Gambro net sales of $413 million in the fourth quarter of 2013 and $513 million since the acquisition of Gambro in September 2013. Renal sales excluding Gambro grew 2% at actual rates and 5% at constant rates during the fourth quarter of 2013, and grew 2% at actual rates and 4% at constant rates during the year ended December 31, 2013.

[8]	Principally includes nutrition and anesthesia products. Nutrition products were previously reported with IV therapies in IV Therapies and anesthesia products were previously reported separately.

[9]

Principally includes sales from the pharmaceutical partnering business and pharmacy compounding services, which were previously reported with Global Injectables. Also includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies business after the February 2007 divestiture.

BAXTER — PAGE  19

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International 1

Three-Month Periods Ending December 31, 2013 and 2012

(unaudited)

($ in millions)

	Q4 2013			Q4 2012			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International		Total

BioScience
Hemophilia	$ 382	$ 590	$ 972	$ 336	$ 551	$ 887	14%	7%		10%
BioTherapeutics	400	164	564	374	197	571	7%	(17%	)	(1%	)
BioSurgery	109	85	194	102	78	180	7%	9%		8%
Vaccines	—	46	46	13	36	49	—%	28%		(6%	)
Total BioScience	$ 891	$ 885	$1,776	$ 825	$ 862	$1,687	8%	3%		5%

Medical Products
Fluid Systems	$ 435	$ 384	$ 819	$ 380	$ 395	$ 775	14%	(3%	)	6%
Renal [2]	178	921	1,099	109	566	675	63%	63%		63%
Specialty Pharmaceuticals	176	231	407	171	205	376	3%	13%		8%
BioPharma Solutions	101	166	267	87	153	240	16%	8%		11%
Total Medical Products [2]	$ 890	$1,702	$2,592	$ 747	$1,319	$2,066	19%	29%		25%

Total Baxter [2]	$1,781	$2,587	$4,368	$1,572	$2,181	$3,753	13%	19%		16%

[1]

Effective January 1, 2013, Baxter has transitioned to a commercial franchise structure for reporting net sales. Prior period net sales have been reclassified to reflect the new commercial franchise structure. Refer to page 18 for additional details.

[2]

Includes Gambro net sales of $413 million in the fourth quarter of 2013. Renal sales excluding Gambro grew 2% at actual rates and 5% at constant rates during the fourth quarter of 2013. Medical Products net sales excluding Gambro grew at 5% at actual rates and 7% at constant rates during the fourth quarter of 2013. Total Baxter net sales grew at 5% at actual rates and 6% at constant rates during the fourth quarter of 2013.